Exhibit 36

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing amendment to the statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to such statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  This agreement may be included as an exhibit to such joint filing.

Dated: October 14, 2016

MACANDREWS & FORBES INCORPORATED

By:	/s/ Michael C. Borofsky
Name:	Michael C. Borofsky
Title:	Senior Vice President

MACANDREWS & FORBES LLC

By:	/s/ Michael C. Borofsky
Name:	Michael C. Borofsky
Title:	Senior Vice President

ST HOLDINGS ONE LLC

By:	/s/ Michael C. Borofsky
Name:	Michael C. Borofsky
Title:	Senior Vice President